Exhibit 99.2

Ferro Corporation and Subsidiaries

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 1, 2014, Ferro Corporation (the “Company”) and its wholly-owned subsidiary, Ferro Spain, S.A. sold substantially all of the assets related to the Company’s Specialty Plastics business for a cash purchase price of $91 million to A. Schulman, Inc. and its wholly owned subsidiary, A. Schulman Castellon, S.L.U. ( collectively, “Schulman”) pursuant to the terms and conditions of an asset purchase agreement (the “Asset Purchase Agreement”) that the Company and Schulman entered into on June 3, 2014. Assets included in the transaction are the Company’s plastics manufacturing sites in Stryker, Ohio; Evansville and Plymouth, Indiana; Carpentersville, Illinois; and Castellon, Spain. The net cash proceeds were approximately $88 million after expenses and taxes.

The following unaudited pro forma condensed consolidated financial information of Ferro Corporation and its subsidiaries are presented to comply with Article 11 of Regulation S-X and follow prescribed SEC regulations. The unaudited pro forma condensed consolidated financial information is not intended to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project the Company’s results from operations or financial position for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition. Consequently, the Company has not reflected within the pro forma condensed consolidated financial information to allocate to the disposed business any indirect corporate overhead or costs, such as administrative corporate functions, or any other costs that were shared with any retained business of the Company. As a result, such costs and are reflected within the retained business. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014, presents pro forma effects of the transaction as if the sale the of assets related to the Company’s Specialty Plastics business had occurred on March 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and the fiscal years ended December 31, 2013, 2012 and 2011 present the pro forma effects as if the sale of the assets related to the Company’s Specialty Plastics business had occurred on January 1, 2011.

The preparation of this unaudited condensed consolidated pro forma financial information requires management to make estimates and assumptions based upon the information known at that time. Actual results could differ from these estimates.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial information and accompanying notes of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014.

Ferro Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2014

	As Reported	Pro Forma Adjustments (a)	Pro Forma
	(Dollars in thousands, except per share amounts)
Net sales	$391,735	$(41,225)	$350,510
Cost of sales	302,261	(34,149)	268,112

Gross profit	89,474	(7,076)	82,398
Selling, general and administrative expenses	57,576	(2,446)	55,130
Restructuring and impairment charges	4,352	(2)	4,350
Other expense (income):
Interest expense	5,884	(183)	5,701
Interest earned	(15)	—	(15)
Foreign currency losses, net	1,367	3	1,370
Miscellaneous expense, net	846	10	856

Income before income taxes	19,464	(4,458)	15,006
Income tax expense	2,732	(250)	2,482

Income from continuing operations	16,732	(4,208)	12,524

Less: Net loss attributable to noncontrolling interests	(472)	—	(472)

Income from continuing operations attributable to Ferro Corporation	$17,204	$(4,208)	$12,996

Weighted-average common shares outstanding	86,778		86,778
Incremental common shares attributable to performance shares, deferred stock units, restricted stock units and stock options	1,212		1,212

Weighted-average diluted shares outstanding	87,990		87,990

Basic earnings per share attributable to Ferro Corporation common shareholders:
From continuing operations	$0.20		$0.15
Diluted earnings per share attributable to Ferro Corporation common shareholders:
From continuing operations	$0.20		$0.15

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2013

	As Reported	Pro Forma Adjustments (a)	Pro Forma
	(Dollars in thousands, except per share amounts)
Net sales	$1,635,406	$(154,171)	$1,481,235
Cost of sales	1,305,682	(129,486)	1,176,196

Gross profit	329,724	(24,685)	305,039
Selling, general and administrative expenses	176,282	(11,058)	165,224
Restructuring and impairment charges	41,733	(422)	41,311
Other expense (income):
Interest expense	27,333	(1,327)	26,006
Interest earned	(271)	—	(271)
Foreign currency losses, net	4,183	10	4,193
Miscellaneous income, net	(15,269)	14	(15,255)

Income before income taxes	95,733	(11,902)	83,831
Income tax expense	14,867	(433)	14,434

Income from continuing operations	80,866	(11,469)	69,397

Less: Net income attributable to noncontrolling interests	503	—	503

Income from continuing operations attributable to Ferro Corporation	$80,363	$(11,469)	$68,894

Weighted-average common shares outstanding	86,484		86,484
Incremental common shares attributable to performance shares, deferred stock units, restricted stock units and stock options	1,013		1,013

Weighted-average diluted shares outstanding	87,497		87,497

Basic earnings per share attributable to Ferro Corporation common shareholders:
From continuing operations	$0.93		$0.80
Diluted earnings per share attributable to Ferro Corporation common shareholders:
From continuing operations	$0.92		$0.79

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2012

	As Reported	Pro Forma Adjustments (a)	Pro Forma
	(Dollars in thousands, except per share amounts)
Net sales	$1,744,613	$(156,312)	$1,588,301
Cost of sales	1,455,043	(130,003)	1,325,040

Gross profit	289,570	(26,309)	263,261
Selling, general and administrative expenses	297,755	(10,908)	286,847
Restructuring and impairment charges	225,724	—	225,724
Other expense (income):
Interest expense	26,461	(1,007)	25,454
Interest earned	(311)	—	(311)
Foreign currency losses, net	2,186	(10)	2,176
Miscellaneous expense, net	3,095	16	3,111

Loss before income taxes	(265,340)	(14,400)	(279,740)
Income tax expense	108,850	(5,329)	103,521

Loss from continuing operations	(374,190)	(9,071)	(383,261)

Less: Net income attributable to noncontrolling interests	1,234	—	1,234

Loss from continuing operations attributable to Ferro Corporation	$(375,424)	$(9,071)	$(384,495)

Weighted-average common shares outstanding	86,288		86,288
Incremental common shares attributable to performance shares, deferred stock units, restricted stock units and stock options	—		—

Weighted-average diluted shares outstanding	86,288		86,288

Basic loss per share attributable to Ferro Corporation common shareholders:
From continuing operations	$(4.35)		$(4.46)
Diluted loss per share attributable to Ferro Corporation common shareholders:
From continuing operations	$(4.35)		$(4.46)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2011

	As Reported	Pro Forma Adjustments (a)	Pro Forma
	(Dollars in thousands, except per share amounts)
Net sales	$2,130,853	$(159,357)	$1,971,496
Cost of sales	1,728,048	(136,454)	1,591,594

Gross profit	402,805	(22,903)	379,902
Selling, general and administrative expenses	330,450	(11,659)	318,791
Restructuring and impairment charges	17,030	—	17,030
Other expense (income):
Interest expense	27,190	(819)	26,371
Interest earned	(285)	—	(285)
Foreign currency losses, net	4,758	—	4,758
Miscellaneous expense, net	2,572	10	2,582

Income before income taxes	21,090	(10,435)	10,655
Income tax expense	18,132	(3,532)	14,600

Income from continuing operations	2,958	(6,903)	(3,945)

Less: Net income attributable to noncontrolling interests	730	—	730

Income (loss) from continuing operations attributable to Ferro Corporation	$2,228	$(6,903)	$(4,675)

Weighted-average common shares outstanding	86,119		86,119
Incremental common shares attributable to performance shares, deferred stock units, restricted stock units and stock options	659		—

Weighted-average diluted shares outstanding	86,778		86,119

Basic earnings (loss) per share attributable to Ferro Corporation common shareholders:
From continuing operations	$0.02		$(0.06)
Diluted earnings (loss) per share attributable to Ferro Corporation common shareholders:
From continuing operations	$0.02		$(0.06)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2014

	As Reported	Pro Forma Adjustments		Pro Forma
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$41,088	$91,000	(c)	$132,088
Accounts receivable, net	318,838	(27,410	)(b)	291,428
Inventories	210,758	(11,826	)(b)	198,932
Deferred income taxes	7,791	—		7,791
Other receivables	22,043	(51	)(b)	21,992
Other current assets	12,513	(199	)(b)	12,314

Total current assets	613,031	51,514		664,545

Other assets
Property, plant and equipment, net	293,963	(7,906	)(b)	286,057
Goodwill	63,547	—		63,547
Amortizable intangible assets, net	12,598	—		12,598
Deferred income taxes	19,020	—		19,020
Other non-current assets	59,954	—		59,954

Total assets	$1,062,113	$43,608		$1,105,721

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$44,400	$—		$44,400
Accounts payable	193,654	(15,345	)(b)	178,309
Accrued payrolls	29,886	(472	)(b)	29,414
Accrued expenses and other current liabilities	64,013	2,076	(b,c)	66,089

Total current liabilities	331,953	(13,741)		318,212

Other liabilities
Long-term debt, less current portion	313,557	—		313,557
Postretirement and pension liabilities	94,995	—		94,995
Other non-current liabilities	28,745	(19	)(b)	28,726

Total liabilities	769,250	(13,760)		755,490

Equity
Ferro Corporation shareholders’ equity:
Common stock	93,436	—		93,436
Paid-in capital	315,232	—		315,232
Retained earnings	2,540	57,368	(c)	59,908
Accumulated other comprehensive income	8,287	—		8,287
Common shares in treasury, at cost	(138,099)	—		(138,099)

Total Ferro Corporation shareholders’ equity	281,396	57,368		338,764
Noncontrolling interests	11,467			11,467

Total equity	292,863	57,368		350,231

Total liabilities and equity	$1,062,113	$43,608		$1,105,721

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1 – Pro Forma Adjustments

(a)	The pro forma adjustments column represents the historical financial results of the Specialty Plastics business sold in accordance with ASC 205 – Presentation of Financial Statements, including the allocation of interest expense based on the ratio of net assets of the Specialty Plastics business to consolidated net assets of the Company, excluding debt. Pro forma adjustments exclude certain corporate costs attributable to or allocated to the business that was sold.

(b)	These adjustments represent the elimination of the assets and liabilities of the Specialty Plastics business sold as if the transaction had occurred on March 31, 2014.

(c)	These amounts represent adjustments for the gain from the transaction, including proceeds of $91 million, net of transaction costs and income tax expense of $1.9 million and $1.4 million, respectively, resulting in a gain of $57.4 million. This estimate is based on the information as of July 1, 2014. The actual gain may differ due to post-closing adjustments and the change in assets and liabilities between March 31, 2014 and closing. The gain is calculated as follows (in thousands):

Purchase price	$91,000
Net assets sold	(30,293)
Transaction costs	(1,905)

Pre-tax gain	58,802
Income taxes (1)	(1,434)

Gain, net of tax (2)	$57,368

(1)	This amount represents the adjusted income tax expense associated with the gain from the transaction, using statutory tax rates and available tax attributes based on the applicable jurisdictions.

(2)	For purposes of this pro forma condensed consolidated information, the net gain is excluded from the condensed consolidated statement of operations.